Exhibit 10.3

Execution

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [●], by and between Ayurcann Holding Corp., an Ontario corporation (the “PubCo”), Singto, LLC, f/k/a Koo Dom Investment, LLC, a Delaware limited liability company (the “Sponsor”) and the Persons set forth on Schedule 1 hereto (the “Company Holders”). The PubCo, Sponsor, the Company Holders and any Person who hereafter becomes a party to this Agreement pursuant to Section 2 are referred to herein, individually, as a “Holder” and, collectively, as the “Holders.” Capitalized terms used but not otherwise defined herein have the meaning ascribed to them in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on [●], 2024, Arogo Capital Acquisition Corp., a Delaware corporation (“Arogo”), PubCo, DE Ayurcann Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of PubCo (the “Merger Sub”), CAN Ayurcann Merger Sub, Inc., an Ontario corporation and a direct, wholly owned subsidiary of PubCo (the “Canadian Merger Sub”), and Ayurcann Holdings Corp., an Ontario corporation (the “Company”) entered into that certain Business Combination Agreement (as it may be amended or supplemented from time to time, the “Business Combination Agreement”), pursuant to which, among other transactions, PubCo and the Company will enter into the Plan of Arrangement whereby prior to the Effective Time, under the provisions of the OBCA: (a) Canadian Merger Sub will amalgamate with and into the Company to form “Ayurcann Holding Corp.” (the “Company Amalgamation”), (b) the Company resulting from the Company Amalgamation (the “Amalco”) will become a wholly owned Subsidiary of PubCo, (c) the Company Shareholders will receive the Consideration, (d) holders of Company Stock Options will surrender such Company Stock Options in exchange for PubCo replacement options exercisable into PubCo Common Shares (in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement, the Plan of Arrangement, the PubCo option plan, and in accordance with the provisions of applicable Law), and (e) holders of Company Warrants will surrender such Company Warrants in exchange for PubCo warrants exercisable into PubCo Common Shares (in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement, and the Plan of Arrangement, and in accordance with the provisions of applicable Law);

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, and in view of the valuable consideration to be received by the parties thereunder, the Company and each of the Holders desire to enter into this Agreement, pursuant to which all of the Holders’ Lock-Up Securities shall become subject to limitations on Transfer as set forth herein; and

WHEREAS, each Holder understands and acknowledges that Arogo and Company are entering into the Business Combination Agreement in reliance upon such Holder’s execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. The terms defined in this Section 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

(a) “Beneficially Own” shall mean, with regard to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act and under applicable Canadian securities laws. Similar terms, such as “Beneficial Ownership” and “Beneficial Owner” have the corresponding meaning.

(b) “Expiration Time” shall mean the earliest to occur of (i) the Closing Date, (ii) such date as the Business Combination Agreement shall be validly terminated in accordance with Article X thereof, and (iii) the effective date of a written agreement of the parties hereto, terminating this Agreement.

(c) “Lock-Up Period” shall mean the period beginning on the Closing Date and ending on the earliest of (i) the date that is 180 days after the Closing Date, (ii) the date on which the last reported closing price of a PubCo Common Share equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30)-trading day period commencing at least seventy-five (75) days after the Closing Date and (iii) subsequent to the Closing Date, the date on which the Company completes a liquidation, merger, amalgamation, arrangement, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their shares of capital stock for cash, securities or other property.

(d) “Lock-Up Securities” shall mean, collectively, the Lock-Up Shares and Lock-Up Warrants, beneficially owned by the Holders as of immediately following the Closing Date, other than (i) any security received pursuant to an incentive plan adopted by PubCo on or after the Closing Date, or (ii) any PubCo Common Shares acquired in open market transactions.

(e) “Lock-Up Shares” shall mean the PubCo Common Shares held by the Sponsor and the Company Holders immediately following the Closing (other than PubCo Common Shares acquired in the public market).

(f) “Lock-Up Warrants” shall mean the PubCo Warrants held by the Sponsor and the Company Holders immediately following the Closing.

(g) “Permitted Transferee” shall mean any Person to whom a Holder is permitted to Transfer Lock-Up Securities prior to the expiration of the Lock-Up Period pursuant to Section 2(b).

(h) “Transfer” shall mean the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or other disposal of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

2. Lock-Up Provisions.

(a) Subject to Section 2(b), each Holder severally, and not jointly, agrees that it shall not Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Securities Beneficially Owned or otherwise held by such Holder until the end of the Lock-Up Period applicable to such Holder.

(b) Permitted Transfers. Notwithstanding the provisions set forth in Section 2(a), each Holder or its respective Permitted Transferees may Transfer the Lock-Up Securities during the Lock-Up Period (i) to (A) any direct or indirect partners, members or equity holders of the Sponsor, any Affiliates of the Sponsor or any related investment funds or vehicles controlled or managed by such Persons or their respective Affiliates or (B) the Company Holders or any direct or indirect partners, members or equity holders of the Company Holders, any Affiliates of the Company Holders or any related investment funds or vehicles controlled or managed by such Persons or their respective Affiliates; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is such individual or a member of such individual’s immediate family or an Affiliate of such Person, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order, divorce settlement, divorce decree or separation agreement; (v) to a nominee or custodian of a Person to whom a Transfer would be permitted under clauses (i) through (iv) above; (vi) to the partners, members or equityholders of such Holder by virtue of the Sponsor’s Organizational Documents, as amended; (vii) in connection with a pledge of PubCo Common Shares, or any other securities convertible into or exercisable or exchangeable for PubCo Common Shares, to a financial institution, including the enforcement of any such pledge by a financial institution; (viii) to the Company; (ix) as forfeitures of PubCo Common Shares pursuant to a “net” or “cashless” exercise of stock options; (x) as forfeitures of PubCo Common Shares to satisfy tax withholding requirements upon the vesting of equity-based awards granted pursuant to an equity incentive plan; (xi) in connection with a liquidation, merger, share exchange, reorganization, tender offer approved by the Board of Directors of the PubCo or a duly authorized committee thereof or other similar transaction which results in all of the PubCo’s shareholders having the right to exchange their PubCo Common Shares for cash, securities or other property subsequent to the Closing Date; or (xii) in connection with any legal, regulatory or other order; provided, however, that in the case of clauses (i) through (vi), such Permitted Transferees must enter into a written agreement with the PubCo agreeing to be bound by the transfer restrictions in this Section 2. Notwithstanding the foregoing provisions in Section 2(b), a Holder may (i) not make a Transfer to a Permitted Transferee if such Transfer has a purpose of avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on Transfer in this Agreement (it being understood that the purpose of this provision includes prohibiting the Transfer to a Permitted Transferee (A) that has been formed to facilitate a material change with respect to who or which entities Beneficially Own the Lock-up Securities, or (B) followed by a change in the relationship between the Holder and the Permitted Transferee (or a change of control of such Holder or Permitted Transferee) after the Transfer with the result and effect that the Holder has indirectly made a Transfer of Lock-up Securities by using a Permitted Transferee, which Transfer would not have been directly permitted under this Section 2 had such change in such relationship occurred prior to such Transfer), or (ii) enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act after the date of this Agreement relating to the sale of the undersigned’s Lock-up Securities, provided that (A) the securities subject to such plan may not be sold until after the expiration of the Lock-up Period and (B) the Company shall not be required to effect, and the undersigned shall not effect or cause to be effected, any public filing, report or other public announcement regarding the establishment of the trading plan.

(c) In order to enforce this Section 2, the PubCo may impose stop-transfer instructions with respect to the Lock-Up Securities until the end of the Lock-Up Period; provided that such instructions permit the transfers contemplated by clause (b) of this section.

(d) For the avoidance of doubt, each Holder shall retain all of its rights as a securityholder of the PubCo with respect to the Lock-Up Securities during the Lock-Up Period, including the right to vote any Lock-Up Shares that such Holder is entitled to vote, as applicable.

(e) If any Holder is granted a release or waiver from any lock-up agreement (such Holder, a “Triggering Holder”) executed in connection with the Closing prior to the expiration of the Lock-Up Period, then the undersigned shall also be granted an early release from its obligations hereunder on the same terms and on a pro-rata basis with respect to such number of Lock-Up Shares or Lock-Up Warrants, as applicable, rounded down to the nearest whole Lock-Up Share or Lock-Up Warrant, as applicable equal to the product of (i) the total percentage of Lock-Up Shares or Lock-Up Warrants, as applicable, held by the Triggering Holder immediately following the consummation of the Closing that are being released from the lock-up agreement multiplied by (ii) the total number of Lock-Up Shares or Lock-Up Warrants, as applicable, held by the undersigned immediately following the consummation of the Closing; provided that the foregoing shall not be applicable with respect to a release or waiver of any Holder that holds less than an aggregate of 10% of the then issued and outstandingPubCo Common Shares or PubCo Warrants.

(f) The lock-up provisions in this Section 2 shall, with respect to any Holder, supersede the lock-up provisions contained in Sections 7(a) and 7(b) of the Insider Letter (the “Prior Agreement”) with respect to such Holder and such provisions of the Prior Agreement shall be of no further force or effect with respect to such Holder.

3. Confidentiality. Until the Expiration Time, each Holder will and will direct his, her or its Affiliates to keep confidential and not disclose any non-public information relating to PubCo, Arogo or the Company and their respective Subsidiaries, including the existence or terms of, or transactions contemplated by, this Agreement, the Business Combination Agreement or the Ancillary Documents, except to the extent that such information (i) was, is or becomes generally available to the public after the date hereof other than as a result of a disclosure by such Holder in breach of this Section 3, (ii) is, was or becomes available to such Holder on a non-confidential basis from a source, other than PubCo, Arogo or the Company, or (iii) is or was independently developed by such Holder after the date hereof. Notwithstanding the foregoing, such information may be disclosed to the extent required to be disclosed in a judicial or administrative proceeding, or otherwise required to be disclosed by applicable Law (including complying with any oral or written requests, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such party is subject), provided that such Holder gives PubCo, Arogo or the Company, as applicable, prompt notice of such request(s) or requirement(s), to the extent practicable (and not prohibited by Law), so that PubCo, Arogo or the Company may seek, at their expense, an appropriate protective order or similar relief (and such Holder shall reasonably cooperate with such efforts, it being understood that such obligation to reasonably cooperate does not require a Holder himself, herself or itself to commence litigation regarding such protective order or similar relief).

4. Miscellaneous.

(a) Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or related to this Agreement or the transactions contemplated hereby, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

(b) Consent to Jurisdiction and Service of Process. ANY PROCEEDING OR ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, ONLY TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE), AND EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY (I) CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN ANY SUCH PROCEEDING OR ACTION, (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO PERSONAL JURISDICTION, VENUE OR TO CONVENIENCE OF FORUM, (III) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH PROCEEDING OR ACTION SHALL BE HEARD AND DETERMINED ONLY IN ANY SUCH COURT AND (IV) AGREES NOT TO BRING ANY PROCEEDING OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 4(h), WITHOUT LIMITING THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MATTER PERMITTED BY APPLICABLE LAWS.

(c) Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY, AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(c).

(d) Assignment; Third Parties. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. This Agreement and all obligations of a Holder are personal to such Holder and may not be transferred or delegated at any time. Nothing contained in this Agreement shall be construed to confer upon any person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise. For the avoidance of doubt, none of the parties hereto may assign, directly or indirectly, including by any merger, acquisition, sale of all or substantially all shares and/or assets or by operation of Law, either this Agreement or any of his, her or its rights, interests or obligations hereunder without the prior written approval of the other parties hereto, except with respect to a Transfer completed in accordance with Section 2(b) hereof.

(e) Specific Performance. Each Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such Holder, money damages will be inadequate and the PubCo will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such Holder in accordance with their specific terms or were otherwise breached. Accordingly, the PubCo shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by a Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

(f) Amendment; Waiver. Upon (i) the approval of a majority of the total number of directors serving on the Board of Directors of the PubCo and (ii) the written consent of the Holders of a majority of the total Lock-Up Shares, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived by the PubCo, or any of such provisions, covenants or conditions may be amended or modified, so long as no Holder is impacted disproportionately than any other Holder by such waiver, amendment or modification; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects a Holder, solely in its capacity as a holder of Lock-Up Shares, shall require the consent of the Holder so affected. No course of dealing between any Holder or the PubCo and any other party hereto or any failure or delay on the part of a Holder or the PubCo in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the PubCo. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

(g) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(h) Notices. All notices, requests, claims, demands and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (and shall be deemed to have been duly given upon receipt) (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of immediately following Business Day, unless the sender of such electronic mail receives a non-delivery message (but not other automated replies, such as an out-of-office notification)), addressed as follows:

If to Arogo prior to the Effective Time, to:	With a copy (which will not constitute notice) to:

Arogo Capital Acquisition Corp.	Brown Rudnick LLP
848 Brickell Avenue, Penthouse 5,	601 13th Street N.W.
Miami, FL 33131	#600
Attn: Suradech Taweesaengsakulthai	Washington D.C. 20005
Telephone No.: (786) 442-1482	Attn: Andrew J. Sherman
E-mail: Suradech@cho.co.th	E-mail: asherman@brownrudnick.com

If to Company prior to the Effective Time, to:	With a copy (which will not constitute notice) to:

Ayurcann Holdings Corp.	Sichenzia Ross Ference Carmel LLP
6-1080 Brock Road Pickering	1185 Avenue of the Americas, 31st Floor
ON L1W 3H3	New York, NY 10036
Attn: Igal Sundman, Co-Founder & CEO	Attn: Ross David Carmel
Email: igal@ayurcann.com	E-mail: rcarmel@srfc.law

If to PubCo after the Effective Time, to:	With a copy (which will not constitute notice) to:

[●]	Garfinkle Biderman LLP
[●]	801 – 1 Adelaide Street East
[●]	Toronto, Ontario, M5C 2V9
[●]	Attn: Grant Duthie
Email: gduthie@garfinkle.com

If to any Holder, at such Holder’s address or email address as set forth in the signature page to this Agreement.

(i) Severability. If any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Law by any court of competent jurisdiction: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid and unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

(j) Entire Agreement. This Agreement, together with the Business Combination Agreement and the Ancillary Documents, constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. Notwithstanding the foregoing, nothing in this Agreement (other than Section 2(f) hereof) shall limit any of the rights, remedies or obligations of the PubCo or any of the Holders under any other agreement between any of the Holders and the PubCo, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of any of the Holders or the PubCo under this Agreement.

(k) Several Liability. The liability of any Holder hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Holder be liable for any other Holder’s breach of such other Holder’s obligations under this Agreement.

(l) Non-survival of Representations and Warranties. None of the representations or warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Expiration Time.

(m) Counterparts. The undersigned hereby consents to receipt of this Agreement in electronic form and understands and agrees that this Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail or otherwise by electronic transmission evidencing an intent to sign this Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

PUBCO:
Ayurcann Holding Corp.

By:
Name:
Title:

SPONSOR:
SINGTO, LLC

By:
Name:
Title:

HOLDER:

[NAME]

By:
Name:
Title:

SCHEDULE 1

COMPANY HOLDERS

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